UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2004 (July 26, 2004)

ADVANCED MAGNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File No. 0-14732	04-2742593
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

61 Mooney Street Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 497-2070

Item 5.   Other Events.

On July 26, 2004, Advanced Magnetics, Inc. (the “Company”) announced that Dr. Brian J. G. Pereira, has been appointed to its Board of Directors. Dr. Pereira will be replacing George Whitesides, Ph.D., who stepped down after 22 years as a Company director. Dr. Pereira will serve the remainder of Dr. Whitesides’ term until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death. Dr. Pereira is an independent director under the rules of the American Stock Exchange.

Dr. Pereira, age 45, has been President and Chief Executive Officer of the New England Health Care Foundation at Tufts-New England Medical Center since 2001, and has held various other positions at Tufts-New England Medical Center since 1993. He is a Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. Pereira is President of the National Kidney Foundation, Chairman of the International Nephrology Network and has served on the editorial board of 12 scientific journals. He also serves as a director of Kidney Care Partners, Wellbound Inc., Satellite Health Care Inc. and New England Medical Center Indemnity Corporation. In addition, Dr. Pereira is a member of the advisory boards of Amgen and Sigma-Tau Pharmaceuticals, along with several other organizations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.
By: /s/ Jerome Goldstein Name: Jerome Goldstein Title: President and CEO

Dated: July 26, 2004